                                                                    Exhibit 4.64

                          XINHUA FINANCE MEDIA LIMITED

                                      and

                            PARIYA HOLDINGS LIMITED

                                      and

                          GOOD SPEED HOLDINGS LIMITED

                                      AND

                                  WONG SIU WA



                 ----------------------------------------------

                               PURCHASE AGREEMENT
                                 IN RESPECT OF
                            CONVEY ADVERTISING GROUP

                 ----------------------------------------------

                                 JUNE 29, 2007




                           (K&L | GATES COMPANY LOGO)

                   Kirkpatrick & Lockhart Preston Gates Ellis

                                www.klgates.com

THIS PURCHASE AGREEMENT (this "AGREEMENT") is made on the _____ day of _____,
2007

BETWEEN

1. XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands with registration number 157511 and its registered address located at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands, British West Indies, as purchaser ("XFM");

2. PARIYA HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 1383207 and its registered address located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "VENDOR");

3. GOOD SPEED HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands with registration number 1409292 and a registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "COMPANY");

4. WONG SIU WA, holder of Hong Kong identity card number D846372(8), as covenantor (the "COVENANTOR").

WHEREAS

A.   The Vendor holds all of the legal and beneficial interest in the Company.

B. XFM desires to purchase and the Vendor wishes to sell to XFM all of the Company Shares it owns subject to the terms and conditions set forth in this Agreement.

C. The Covenantor will benefit from and receive part of the proceeds from the sale of the Company Shares and agrees to be bound by the covenants contained herein and in the agreement contemplated herein to entice XFM to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the sufficiency, adequacy and receipt of which are hereby acknowledged, XFM, the Company, the Vendor and the Covenantor hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ACCOUNTS RECEIVABLES" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any contract or agreement or otherwise; (b) any note receivable; or (c) any other receivable or right to payment of any nature;

     "ADRS" means American Depositary Receipts;

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "ANCILLARY AGREEMENTS" means, collectively, the Group Structure Agreements, Convey Nominee Agreements, Management Contracts, the Principals' Covenants, leases or licenses of the Mak Properties, the Operating Facilities and any other agreements contemplated in this Agreement;

     "ASSETS" means any real, personal, mixed, tangible, intangible or other property of any nature, including, but not limited to, cash or cash equivalents, inventory, prepayments, deposits, escrows, Accounts Receivables, Tangible Property, Intellectual Property, Real Property, software, Contract Rights and goodwill, and claims, causes of action and other legal rights and remedies of any nature whatsoever;

     "BEIJING AD CO" means Beijing Dong Lin Wei Cheng Advertising Co., Ltd., a company incorporated under the laws of the People's Republic of China with incorporation number 1101052280408 and its registered address located at Room 102A, 102B of Block 1, No. 1, Yong An Dong Li Ping Fang, Jiang Guo Men Wai Avenue, Chaoyang District, Beijing, the PRC;

     "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday on which banks in Hong Kong are required or permitted by laws to be open;

     "CLIENT" means any individual or entity to whom any member of the Group or eConvey has provided any services or products within two years prior to the commencement of or at any time during the Non-Compete Period;

     "CLOSING" has the meaning ascribed to it in Clause 2.3;

     "CLOSING DATE" has the meaning ascribed to it in Clause 2.3;

     "CLOSING DELIVERABLE AGREEMENTS" means all the agreements or documents required to be delivered by the Vendor or the Covenantor under this Agreement as conditions to Closing;

     "COMPANY CHARTER DOCUMENTS" has the meaning ascribed to it in Clause
     6.1(a);

     "COMPANY SHARES" means all of the share capital of the Company being ordinary shares each with a par value of US$1.00 in the capital of the Company, further particulars are set out under Schedule A;

     "CONSENT" means any consent, approval, permit, license, order, or authorization of or registration, declaration, or filing with or exemption by Governmental Entity;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "CONVEY ADVERTISING" means Convey Advertising Company Limited, a company incorporated under the laws of Hong Kong with incorporation number 0179692 and its registered address located at Suite 203, Haiphong Mansion, 101 Nathan Road, Tsim Sha Tsui, Kowloon, Hong Kong;

     "CONVEY HOLDINGS" means G Whale Holdings Limited, a company incorporated under the laws of Hong Kong, with incorporation number 1019982 and its registered address located at Room 703, 7th Floor, Nan Dao Commercial Building, 359-361 Queen's Road Central, Hong Kong;

     "CONVEY NOMINEE" means WU Weidong, a PRC national and holder of PRC identity card number 432301196610291514;

     "CONVEY NOMINEE AGREEMENTS" has the meaning ascribed to it in Clause
     3.5(g);

     "DISCLOSING PARTY" has the meaning ascribed to it in Clause 13.4;

     "EARNOUT PAYMENTS" means the amount payable by XFM in accordance with Clause 4;

     "ECONVEY" means eConvey.com Limited, a company incorporated under the laws of Hong Kong with incorporation number 0342131 and its registered address located at Suite 203, Haiphong Mansion, 101 Nathan Road, Tsim Sha Tsui, Kowloon, Hong Kong;

     "ENCUMBRANCE" means and includes any interest or equity of any Person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

     "EQUIPMENT FINANCE" means the financing by Citic Ka Wah and Wing Lung in favour of Convey Advertising set out in Schedule W;

     "EQUITY INTERESTS" means all of the equity interest in Beijing Ad Co as at the date hereof, particulars of which are set forth under Schedule C;

     "EQUITY TRANSFER DOCUMENTS" means all the documents, agreements and instruments as set forth under Schedule M;

     "EQUITY TRANSFER" has the meaning ascribed to it in Clause 3.2;

     "FINAL DETERMINATION DATE" has the meaning ascribed to it in Clause 4.5;

     "GOVERNMENTAL ENTITY" means any court, regulatory body, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign;

     "GOVERNMENTAL NOTICE" has the meaning ascribed to it in Clause 10.1(e);

     "GROUP" means, collectively, the Company, Convey Advertising, Convey Holdings and the PRC Group;

     "GROUP STRUCTURE AGREEMENTS" means contracts, agreements and documents set forth in Schedule B;

     "HOLDBACK AMOUNT" has the meaning ascribed to it in Clause 10.6(a);

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

     "HONG KONG DOLLARS" and "HK$" means the lawful currency of Hong Kong;

     "IFRS" means the International Financial Reporting Standards issued by the International Accounting Standards Board from time to time;

     "INDEMNIFICATION CERTIFICATE" has the meaning ascribed to it in Clause
     10.6.

     "INDEMNIFIED PARTY" has the meaning ascribed to it in Clause 10.4;

     "INDEMNIFYING PARTY" has the meaning ascribed to it in Clause 10.4;

     "INITIAL PAYMENT" has the meaning ascribed to it in Clause 2.2;

     "INTELLECTUAL PROPERTY" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property;

     "K&L GATES" means Kirkpatrick & Lockhart Preston Gates Ellis, a Hong Kong solicitors firm;

     "LEASE" has the meaning ascribed to it in Clause 6.1(n) and the particulars of which are set forth in Schedule F;

     "LEASED REAL PROPERTIES" has meaning ascribed to it in Clause 6.1(n);

     "LICENSED INTELLECTUAL PROPERTY" means any and all license rights granted to any member of the Group in any third party intellectual property or other proprietary or personal rights, including any and all of the following that are licensed to any member of the Group anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents; (3) mask works; (4) utility models; (5) domain names;
     (6) copyrights and copyrightable works; (7) databases; (8) graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "LICENSES" means all the licenses set forth under Schedule N;

     "MAK PRINCIPAL" means any one of, and "MAK PRINCIPALS" means all of, the following collectively:

          (1) MAK Siu Tong, holder of Hong Kong identity card number A472308(5) ("ST MAK");

          (2) MAK Wing Sze, holder of Hong Kong identity card number D451701(7) ("WS MAK");

          (3) Goldman MAK, holder of Hong Kong identity card number D451702(5) ("GOLDMAN"); and

          (4) Raymond MAK, holder of Hong Kong identity card number D826349(4) ("RAYMOND");

     "MAK PROPERTIES" means those properties set forth in Schedule V;

     "MANAGEMENT CONTRACTS" means the management contract in the form set forth in Schedule I and executed and delivered by each of the Persons set forth in Schedule J;

     "MARKET VALUE" shall mean, with respect to XFM Shares, the average of the closing price of XFM Shares or their equivalent in ADRs on NASDAQ for the fifteen (15) trading days up to and including the third trading day prior to the applicable date (adjusted to give effect to any splits, consolidations, dividends or other recapitalizations occurring during such fifteen-day period);

     "MATERIAL ADVERSE CHANGE" means any event or circumstance that occurs which might reasonably be expected to have a material adverse effect on the prospects, business, operations or financial condition of the Group taken as a whole or that would materially affect the ability of any of the companies in the Group;

     "MATERIAL CONTRACTS" means the material contracts the particulars of which are set forth in Schedule G;

     "MAY 31 STATEMENTS" means the Financial Statements of Convey Advertising and Convey Holdings both as of May 31, 2007 provided by the Vendor attached hereto as Schedule O;

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations;

     "NOMINEE" means Ma Rui, a PRC national and holder of PRC identity card number 140303197509170028;

     "NON-COMPETE PERIOD" shall have the meaning ascribed to it in Clause 11.1;

     "NON-DISCLOSING PARTIES" has the meaning ascribed to it in Clause 13.4;

     "OPERATING FACILITIES" means, collectively:

          (1) the demand credit facility set out in the facility letter dated 30/04/2007 in relation to credit facility by Citibank, N.A., Hong Kong Branch in favour of Convey Advertising up to the principal amount of Eight Million Five Hundred Thousand Hong Kong Dollars (HK$8,500,000) and

          (2) credit facility set out in the banking facilities letter dated 26/01/2007 in relation to credit facilities (including revolving facilities to be increased from HK$7,100,000 to HK$9,100,000 for O/D and L/G and instalment loans (i) No.335-51-02411-4; (ii) No.335-61-02226-9; and (iii) No. 335-61-01359-6 by Shanghai
               Commercial Bank Limited in favour of Convey Advertising.

     "OWNED INTELLECTUAL PROPERTY" means any and all of the following that are owned (including joint ownership) or held by any member of the Group anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents; (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "OWNED REAL PROPERTY" means Real Property that are owned (including joint ownership) or held by the Company or any member of the Group anywhere in the world and the particulars of which are set out in Schedule P and the Mak Properties;

     "PAYMENT DATE" has the meaning ascribed to it in Clause 4.5;

     "PARTY" means any one of the parties to this Agreement and "PARTIES" mean all of them collectively;

     "PERSON" or "PERSONS" means any natural Person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "POST COMPLETION COVENANTS" means the post completion convenants described herein as set forth in Clause 4A;

     "PRC" means the People's Republic of China;

     "PRC CHARTER DOCUMENTS" has the meaning ascribed to it in Clause 6.2(a);

     "PRC GROUP" means, collectively, Beijing Ad Co, the WFOE and their respective subsidiaries or branches;

     "PRC LEASES" has the meaning ascribed to it in Clause 6.2(l);

     "PRC MATERIAL CONTRACTS" means the material contracts relating to the PRC Group and the particulars of which are set out in Schedule G;

     "PRC PAYMENT" has the meaning ascribed to it in Clause 3.1(a);

     "PRC RETURNS" has the meaning ascribed to it in Clause 6.2(j)(i);

     "PRC RETURN PERIODS" has the meaning ascribed to it in Clause 6.2(j)(i);

     "PRE-CLOSING TAX PERIOD" has the meaning ascribed to it in Clause 10.7;

     "PRINCIPALS' COVENANTS" means the Covenantor's Agreement in the form set forth in Schedule K and executed and delivered by each of the Persons set forth in Schedule L;

     "PURCHASE PRICE" means the Initial Payment;

     "REAL PROPERTY" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

     "RETURN PERIODS" has the meaning ascribed to it in Clause 6.1(l);

     "RETURNS" has the meaning ascribed to it in Clause 6.1(l);

     "STRADDLE PERIOD" has the meaning ascribed to it in Clause 10.7;

     "TANGIBLE PROPERTY" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, spare parts, forms, supplies or other tangible personal property of any nature;

     "TAX SETTLEMENT OPTION" has the meaning ascribed to it in Clause 10.7;

     "US$" and "US DOLLARS" means the lawful currency of the United States of America;

     "WFOE" means Giant Whale Financial Advisory (Shenzhen) Co., Ltd., a wholly foreign owned enterprise established in the PRC as a wholly-owned subsidiary of the Company with a registered address at Room 503, Hua Run Building, Shen Nan Road East, Luohu District, Shenzhen, the details of which are set forth in Schedule C;

     "XFM SHARES" means the Class A common shares in the share capital of XFM with a par value of US$0.001 each;

     "2007 AMOUNT" has the meaning ascribed to it in Clause 4.1(a);

     "2007 FINANCIALS" means the audited financial statements for the Company for the period from July 1, 2007 to June 30, 2008 prepared on a consolidated basis in accordance with IFRS by an international firm of accountants selected by XFM in accordance with Section 4.2;

     "2007 NET INCOME" means the consolidated net income of the Company as set forth in the 2007 Financials prepared in accordance with IFRS excluding:

          (1)  extraordinary items;

          (2) any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arises from acquisitions or disposal of companies or business by the Company or incurred in the preparation of the 2007 Financials;

     "2008 AMOUNT" has the meaning ascribed to it in Clause 4.1(b);

     "2008 FINANCIALS" means the audited financial statements for the Company for the period from July 1, 2008 to June 30, 2009 prepared on a consolidated basis in accordance with IFRS by an international firm of accountants selected by XFM in accordance with Section 4.2; and

     "2008 NET INCOME" means the consolidated net income of the Company as set forth in the 2008 Financials prepared in accordance with IFRS excluding:

          (1)  extraordinary items;

          (2) any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arises from acquisitions or disposal of companies or business by the Company or incurred in the preparation of the 2008 Financials.

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All recitals and schedules form part of this Agreement and shall have the same force and effect as if expressly set forth in the body of this Agreement and any reference to this Agreement shall include the recitals and schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2.   SALE AND PURCHASE

2.1 Purchase and Sale of Company Shares. Subject to the terms and conditions set forth in this Agreement, XFM (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) agrees with the Vendor to purchase for the Purchase Price, and the Vendor agrees to sell and the Covenantor agrees to procure the sale to XFM or its nominee at Closing, all of the Company Shares with effect from the Closing Date free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them after the Closing Date.

2.2  Initial Payment.

      The purchase price for the Company Shares shall comprise of the Initial Payment and the Earnout Payments. The "INITIAL PAYMENT" shall be Thirty-three Million US Dollars (US$33,000,000) payable by the Purchaser within five (5) Business Days of the Closing Date to such accounts as may be directed in writing by the Vendor on or before the date of the signing of this Agreement. The date of payment of the Initial Payment shall be the "INITIAL PAYMENT DATE". The payment of the Initial Payment, by wire transfer to the account designated by the Vendor shall be deemed to have been paid to the Vendor on the Initial Payment Date. Upon payment of the Initial Payment, XFM shall have no further rights, and/or claims against the Vendor, the Covenantor or their respective agents in respect of the Initial Payment.

2.3 Closing. The completion of the purchase and sale of the Company Shares (the "CLOSING") shall take place at the offices of K&L Gates in Hong Kong or at such other place as may be agreed upon by the Parties on the date when the name of XFM is entered into the register of members of the Company. The date and time of the Closing are herein referred to as the "CLOSING DATE".

2.4 Vendor Delivery Obligations. As soon as practicable after receipt of payment of the Initial Payment by the Vendor, the Vendor shall deliver and the Covenantor shall procure the delivery to XFM of the following documents:

      (a) duly completed and executed undated instrument of transfer of the Company Shares by the registered holder(s) hereof in favour of XFM or any entity as it may direct together with the share certificates representing the applicable Company Shares;

      (b) duly completed and signed but undated letters of resignation from the existing directors and company secretary of the Company and instruction to the British Virgin Islands agent to appoint K&L Gates as its sole principal in respect of the Company;

      (c) shareholders' and directors' resolution of the Company approving the resignation of the existing directors and company secretary, the appointment of the Persons nominated by XFM to be new directors and company secretary, the transfer of the Company Shares and change of principal office of the Company;

      (d)   all books and records of the Company;

      (e) written notice in the form to the satisfactory of XFM issued to the British Virgin Islands agent of the Company notifying them of the change in authorised contact Person;

      (f) documents evidencing the transfers to the Company of all of the shares in the capital of Convey Advertising and Convey Holdings and all steps relating thereto including the payment of stamp duties therefor;

      (g)   all books and records of Convey Advertising;

      (h) the undated resignation as directors of Convey Holdings by the Covenantor and LAI Yuen Cheung and the resignation as company secretary of Convey Holdings of Polar Universal (Secretarial) Limited and the appointment of Graham Earnshaw as director and K&L Gates as company secretary of Convey Holdings;

      (i) duly completed and signed documents required for the resignation of existing directors and appointment of new directors of Convey Holdings consisting of the following:

            (i)   Form D2A;

            (ii) undated letters of resignation from existing directors of Convey Holdings; and

            (iii) shareholders' and directors' resolution of Convey Holdings approving the resignation of the existing directors and company secretary, the appointment of the Persons as nominated by XFM to be new directors and company secretary and the change of the registered office of Holdings;

      (l)   all books and records of Convey Holdings;

3.    COVENANTS OF THE VENDOR AND COVENANTOR

3.1 Equity Interests. The Vendor and the Covenantor shall jointly and severally procure and guarantee each of the following as soon as practicable following the execution and delivery of this Agreement:

      (a) the sale and transfer of the Equity Interests by Convey Nominee to the Nominee for the total consideration of One Million Renminbi (RMB1,000,000) (the "PRC PAYMENT") and the performance of all actions required or contemplated under this Agreement by Convey Nominee;

      (b) the resignation of Yang Jiemin as Manager and Wu Weidong as Supervisor and Yang Jiemin as executive director and legal representative of Beijing Ad Co;

      (c) the amendment of the articles of association of Beijing Ad Co to provide for appointment of new director(s), a new legal representative and bank account signatory of Beijing Ad Co nominated by XFM and any other documents as may be required to effect the foregoing;

      (d) the registration of the ownership of the Equity Interests in the name of the Nominee; and

      (e) the termination of all agreements between any of WFOE or Beijing Ad Co and the Convey Nominee or Yang Jiemin and releases from Convey Nominee and Yang Jiemin in relation to the Group in form satisfactory to XFM.

3.2 Transfer of Equity Interests. As soon as practicable after Closing, the Vendor and the Covenantor shall procure the execution and delivery of the Equity Transfer Documents and, as soon as practicable after the execution and delivery of this Agreement, the completion of the transfer of all of the Equity Interests from the existing holder(s) thereof to the Nominee (the "EQUITY TRANSFER").

3.3 Transfer Procedures. The Vendor and the Covenantor hereby jointly and severally undertake to XFM that as soon as practicable after the execution and delivery of this Agreement and/or Closing (with the reasonable assistance from the Company and XFM) they shall:

      (a) procure the due execution and delivery of all documents required to be executed and delivered by Convey Nominee or any other party necessary to vest in the Nominee his interest in all property and rights in Beijing Ad Co and the Equity Interests as are intended to be vested in him in consideration of the PRC Payment by or pursuant to this Agreement and the Ancillary Agreements; and

      (b) file and submit and procure the filing and submission of all documents required to effect the Equity Transfer with the relevant Governmental Entities in the form satisfactory to XFM.

3.4 Governance. Upon the completion of the Equity Transfer, the Vendor and the Covenantor shall and shall procure the delivery to XFM or such parties nominated by XFM with the reasonable assistance from the Company and XFM:

      (a) written confirmation from the Vendor and the Covenantor that they are not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained;

      (b) shareholders' resolution of Beijing Ad Co approving the resignation of Convey Nominee as the executive director, legal representative and bank account signatory of Beijing Ad Co and the appointment of new director(s), new legal representative and bank account signatory of Beijing Ad Co and any other documents as may be required to effect the foregoing;

      (c)   all books and records of Beijing Ad Co;

      (d) all powers of attorney or other authorities under which the transfers of the Equity Interests have been executed (if any);

      (e) such waivers, consents and other documents as XFM may require to give to XFM or the Nominee good title to the Equity Interests and to enable XFM or the Nominee to become the registered holders thereof;

      (f)   such other papers and documents as XFM may reasonably require; and

      (g) termination agreements in respect of all agreements between any of WFOE or Beijing Ad Co and the Convey Nominee and releases from Convey Nominee in relation to the Group in form satisfactory to XFM (collectively, the "CONVEY NOMINEE AGREEMENTS").

4.    EARNOUT PAYMENTS

4.1 Earnout Payments. Subject to Clause 4.2 and Clause 4A, XFM shall pay the following amounts to the Vendor or such other party designated by the
      Vendor:

      (a)   an amount (the "2007 AMOUNT") calculated as the difference between:

            (i) the product of: twelve (12} and the 2007 Net Income and sixty per cent (60%)

            and

            (ii)  Ten Million US Dollars (US$10,000,000)

      (b) an aggregate amount (the "2008 AMOUNT") calculated as the difference between:

            (i) the product of: twelve (12} and the 2008 Net Income and forty per cent (40%)

            and

            (ii)  Ten Million US Dollars (US$10,000,000)

            PROVIDED THAT

      (c) the 2007 Amount and 2008 Amount shall not exceed Forty Million US Dollars (US$40,000,000); and

      (d) if the 2007 Amount or the 2008 Amount shall be negative, such amount shall be deemed to be zero (0).

4.2 Preparation of 2007 and 2008 Financials. XFM shall instruct an international firm of accountants as the auditors to:

      (a) based on a scope of work determined by XFM acting reasonably, prepare and issue the 2007 Financials and 2008 Financials within 180 days from the end of each of the financial years ended June 30, 2008 and June 30, 2009, respectively; and

      (b) provide a copy of the 2007 Financials and 2008 Financials to the Vendor as soon as they are issued.

4.3 Calculation of the 2007 Amount and 2008 Amount. Within five (5) days of the delivery to the Vendor of the 2007 and 2008 Financials, respectively, XFM shall deliver to the Vendor its calculation of the 2007 Amount and 2008 Amount, respectively, which notice shall include reasonable detail of the basis of such calculations to enable the parties and their advisors to review the applicable calculations. If the Vendor does not dispute in a written notice to XFM the calculation of the 2007 Amount or the 2008 Amount, as the case may be, within ten (10) days of receiving the same, or if the Vendor advises XFM in writing that it accepts the calculation within such ten (10) day period, then the 2007 Amount and 2008 Amount shall for all purposes be considered final, accepted and approved by all parties. If the Vendor shall raise any dispute regarding the calculation of the 2007 Amount and 2008 Amount within such ten (10) day period, then the parties shall endeavour to resolve such dispute amicably within an additional period of ten (10) days. If successful, the 2007 Amount and 2008 Amount, as the case may be, as adjusted by the resolution of such dispute, shall for all purposes be considered final, accepted and approved by all parties. If the parties do not reach an agreement with respect to the calculation within such ten (10)-day period, then the matter shall be referred to arbitration in accordance with this Agreement for final determination; provided, that upon resolution of such matter by arbitration, the Party that was unsuccessful in the arbitration with respect to such matter shall be solely responsible for all reasonable fees, costs and expenses relating to the arbitration.

4.4   Payment. XFM shall pay the 2007 Amount and 2008 Amount in a combination of
      (A) money in US Dollars in an amount equal to Fifty Per Cent (50%) of such sum, and (B) delivery of XFM Shares, rounded up to the nearest whole share, with an aggregate Market Value equal to Fifty Per Cent (50%) of such sum. Notwithstanding the foregoing, XFM may, in its sole discretion, deliver to the Vendor or any other Person(s) designated by the Vendor money in US Dollars in lieu of all or a portion of the 2007 Amount or 2008 Amount otherwise deliverable to the Vendor in XFM Shares. Notwithstanding the foregoing, if for any reason XFM Shares or the ADRs representing them payable to the Vendor are not actively traded on NASDAQ or a comparable public trading market or that the issuance of such XFM Shares and the ADRs representing them are in any way prohibited or restricted under any applicable laws and regulations, then XFM shall so notify the Vendor, and the Vendor may, by written notice to XFM, elect to receive money in US Dollars in lieu of the portion of the 2007 Amount or 2008 Amount otherwise deliverable to the Vendor in XFM Shares.

4.5 Payment Date. XFM shall pay the cash portion of the 2007 Amount and 2008 Amount to the Vendor or any other Person designated by the Vendor within five (5) Business Days following the final determination of the 2007 Amount and the 2008 Amount respectively (the "FINAL DETERMINATION DATE"), and issue the XFM Shares portion of the 2007 Amount and 2008 Amount within twenty (20) Business Days following Final Determination Date (each such cash payment or share issuance date being a "PAYMENT DATE").

4.6 Manner of Payment. Notwithstanding any other provision contained herein, at least five (5) Business Days in advance of each Payment Date, the Vendor shall, in writing, advise XFM of the manner in which XFM shall pay such 2007 Amount and 2008 Amount. Specifically, the Vendor shall advise XFM of the Persons and necessary account information where such payments shall be made and how such shares should be issued.

4.7 2007 Financials and 2008 Financials. Notwithstanding any other provision herein and absent manifest error, the 2007 Financials and 2008 Financials shall be final conclusive and binding on all parties and shall not be subject to further dispute, arbitration or other reassessment or calculation or determination.

4.8 XFM Shares. Each of the Vendor and the Covenantor understands that the certificates evidencing the XFM Shares or ADRs shall bear the following or similar legend reflecting the restrictions on the transfer of such XFM Shares or ADRs contained herein:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES
            ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, THE WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE SECURITIES, THE WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
            ACT OR APPLICABLE STATE SECURITIES LAWS."

4.9 Set Off Against Earnouts. If any of the Operating Facilities shall be withdrawn or a demand is issued thereunder or the amount available therefrom from time to time shall be insufficient for the working capital of the Group, any excess cash needs funded by XFM shall be set off against the next Earnout Amount payable.

4A.   POST COMPLETION PAYMENT COVENANTS

      The Vendor and the Covenantor shall fulfill the covenants below ("POST COMPLETION COVENANTS") within thirty (30) days from the date hereof (the "FULFILLMENT DATE"):

4A.1 Deliverables. All matters and transactions contemplated in Clauses 2 and 3 have been completed to the satisfaction of XFM and all documents contemplated to be executed and delivered in Clauses 2.5, 3.1 and 3.4 have been delivered in the forms required by XFM.

4A.2 Group Structure Agreements. All the Group Structure Agreements have been duly executed and delivered by all parties thereto other than XFM, its Affiliates or the Nominee.

4A.3 Board Composition. All documents required to change the directors of each member of the Group to nominees of XFM shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

4A.4 Licenses. All Licenses shall be valid and in full force and shall be renewable solely by the member of the Group or its branch (where applicable) throughout the period up to the Fulfillment Date.

4A.5 Working Capital. There shall be, in the bank accounts of Convey Advertising, Convey Holdings, WFOE and Beijing Ad Co, aggregate working capital of not less than Five Million Hong Kong Dollars (HK$5,000,000) and no less than Twelve Million Hong Kong Dollars of accounts receivables of Convey Advertising shall have been collected in June, 2007.

4A.6 Minimum Advertising Signs. Convey Advertising shall own, lease, license or otherwise have the right to operate such numbers of billboards with the advertising area and in such format and in each area as set forth in Schedule R at the Fulfillment Date.

4A.7 Mak Properties. As soon as practicable, the Vendor and the Covenantor shall procure the respective owners of the Mak Properties to enter into an agreements with Convey Advertising or such other Person directed by XFM in accordance with Clause 5.5.

4A.8  Convey Advertising Balance Sheet. As of the Fulfillment Date:

      (a)   no amount shall be:

            (i) due from related companies (noted as HK$29,262,000 on the May 31 Statements);

            (ii) due to directors (noted as HK$5,472,000 on the May 31 Statements);

            (iii) due to related companies (noted as HK$5,062,000 on the May 31
                  Statements);

            (iv) obligations under finance leases (noted as HK$3,183,000 on the May 31 Statements);

            (v) secured term loans (noted as HK$1,000,000 on the May 31 Statements),

            and the relevant waivers and releases of such amounts shall have been received from the relevant parties;

      (b) the amount of HK$18,000,000 shall be noted as a payable to the Vendor; and

      (c) the balance sheet of Convey Advertising as of the Fulfillment Date shall be substantially in the form attached hereto as Schedule S.

4A.9 Convey Advertising Operating Facilities. The Operating Facilities shall be in place and available to be drawn down and there has been no default thereunder..

4A.10 Convey Holdings Balance Sheet. As of the Fulfillment Date:

      (a)   no amount shall be:

            (i) due from directors (noted as HK$5,250,000 on the May 31 Statements)

            (ii) due from related companies (noted as HK$2,676,000 on the May 31 Statements);

            (ii) due to directors (noted as HK$13,354,000 on the May 31 Statements);

            and the relevant waivers and releases of such amounts shall have been received from the relevant parties; and

      (b) the balance sheet of Convey Holdings as of the Fulfillment Date shall be substantially in the form attached hereto as Schedule S.

4A.11 Convey Advertising Corporate Documents. The Vendor and Covenantor shall procure the delivery to XFM of:

      (a) the undated resignation as directors of Convey Advertising by ST Mak, WS Mak, Goldman and Raymond and the resignation as company secretary of Convey Advertising of WS Mak and the appointment of Graham Earnshaw as director and K&L Gates as company secretary of Convey Advertising;

      (b) duly completed and signed but undated documents required for the resignation of existing directors and appointment of new directors of Convey Advertising consisting of the following:

            (i)   Form D2A;

            (ii) letters of resignation from existing directors of Convey Advertising; and

            (iii) shareholders' and directors' resolution of Convey Advertising approving the resignation of the existing directors and company secretary, the appointment of the Persons as nominated by XFM to be new directors and company secretary and the change of the registered office of the Company;

4A.12 PRC Group Corporate Documents. The Vendor and Covenantor shall procure the delivery to XFM of:

      (a) shareholders' and director's resolution of WFOE approving the amendment of the articles of association of WFOE in a form satisfactory to XFM, the resignation of Huang Zaohong as the executive director and legal representative of WFOE and appointment of the Persons nominated by XFM to be the new executive director and legal representative of WFOE and any other documents as may be required to effect the foregoing;

      (b)   all books and records of WFOE;

      (c) the Ancillary Agreements executed by the parties and in the forms contemplated herein;

      (d)   all books and records of Beijing Ad Co;

      (e) discharges of all obligations of Convey Advertising and any other member of the Group under the Equipment Finance; and

      (f) all other documents that may be required by XFM for the purposes herein including, but not limited to, all documents required to be signed, submitted to and/or registered with any Governmental Entity.

4A.13 If all of the Post Completion Covenants set out above are not fulfilled on or before the Fulfillment Date, the amount of One Thousand US Dollars (US$1,000) for each day all of the Post Completion Conditions are not fulfilled following the Fulfillment Date shall be deducted firstly from the 2007 Amount and, should the 2007 Amount equal zero (0), the 2008 Amount under the Purchase Agreement. For greater certainty, the 2007 Amount or 2008 Amount shall not be less than zero (0).

5.    COVENANTS

5.1 Further Covenants. The Vendor and the Covenantor hereby irrevocably covenant and undertake to XFM to execute and deliver and procure the due execution and delivery of all such further documents required to be signed by the Vendor or members of the Group as are necessary to vest in XFM or the Nominee all such property and rights as are intended to be vested in them by or pursuant to this Agreement and the Group Structure Agreements. Each of the signing parties shall bear the expenses incurred by it.

5.2 Directors. Each of the Vendor and the Covenantor shall do and shall procure to be done all actions necessary to ensure that the directors of the Company, Convey Advertising, Convey Holdings, WFOE and Beijing Ad Co shall be such Persons nominated by XFM.

5.3 Limitation on Transfer of Interests. Prior to Closing Date, none of the parties to this Agreement shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Company Shares, Equity Interests or shares in the capital of any member of the Group or any right, title or interest therein or thereto, except to XFM or its Affiliate or in connection with fundraising activities of XFM and in accordance with its memorandum and articles of association and any attempt to transfer any Company Shares, Equity Interests or shares or any rights under any of them in violation of the preceding sentence shall be null and void ab initio.

5.4 Distributions. Prior to the Closing Date, none of Convey Advertising or Convey Holdings shall declare, pay or otherwise make any distribution of its capital or retained earnings except the aggregate amount of Eight Million Eight Hundred Thousand Hong Kong Dollars (HK$8,800,000) from one or more of Convey Advertising and Convey Holdings in the form of dividends or other payments to related companies or directors.

5.5 Mak Properties. As soon as practicable, the Vendor and the Covenantor shall procure the respective owners of the Mak Properties to enter into an agreements with Convey Advertising or such other Person directed by XFM which shall provide for the following:

      (a) the Mak Properties shall be leased or, at the option of XFM, licensed exclusively to Convey Advertising or such other party designated by XFM for their use absolutely at the fixed monthly rental charge equal to twenty per cent

            (20%) of the revenue from the properties set out in Schedule V inclusive of all rates, management fees for the building and other maintenance costs and expenses for an initial term of five (5) years and renewable at the option of Convey Advertising for additional five (5) year terms at the prevailing market rent;

      (b) the owner thereof shall not sell the property within three (3) years after the date of this Agreement without the prior written consent of XFM which consent may be withheld for any reason;

      (c) at the additional consideration of One Hundred Hong Kong Dollars, (HK$100) grant to Convey Advertising or such other party designated by XFM an option to purchase the property at market price determined by a third party appraiser and a right of first offer for the purchase of the property at a price and on terms no less favourable than those offered to third parties; and

      (d) the owner thereof shall notify Convey Advertising and XFM of any notices from Governmental Entities or the incorporated owners of the building or any other notice it receives in respect of the property.

5.6 eConvey. Prior to the Closing Date, eConvey shall have assigned to Convey Advertising all agreements with Clients for the provision of sign display, advertising and advertising services and shall have paid to Convey Advertising all amounts paid, payable or otherwise outstanding from the Clients thereunder and shall hold all additional payments it receives in trust for and pay the same at the direction of Convey Advertising and hold all rights benefits and interests in such agreements in trust for the benefit of Convey Advertising.

5.7 Joint and Several Liability. All obligations and liabilities of the Vendor and the Covenantor or any one of them hereunder, howsoever stated, shall be the joint and several obligations and liabilities of each of the Vendor and Covenantor.

5.8 Minimum Advertising Signs. The Vendor and Covenantor shall procure that Convey Advertising will own, lease, license or otherwise have the right to operate such numbers of signs and billboards with the advertising area and in such format and in each area as set forth in Schedule R continuously throughout the period of seven (7) years from the Closing Date PROVIDED THAT if Convey Advertising shall not own, lease, license or otherwise have the right to operate any of the signs and billboards set forth in Schedule R (the "LOST BILLBOARD"), the Vendor and Covenantor shall immediately replace the Lost Billboard with another one which generates monthly revenues not less than 75% of that of the average generated by the Lost Billboard in the prior 12 months and with a minimum gross profit margin of 25%.

5.9   Operating Facilities.

      (a) The Vendor and Covenantor shall obtain consents from the lenders under the Operating Facilities in respect of the sale and purchase contemplated hereunder as soon as practicable.

      (b) The Vendor and Covenantor shall procure ST Mak, WS Mak, Raymond, Kincross Inc., King Glare Limited, Janocean Investment Limited, Excel Kind Limited, Group World Limited, Freder Sign Centre Limited, Ad-Prom Specialty Ltd. and any other Person controlled by any of them to maintain the security required by the lenders under the Operating Facilities for an aggregate minimum principal amount of Ten Million Hong Kong Dollars (HK$10,000,000) for a period of not less than six (6) months following the Closing.

      (c) The Covenantor shall maintain sufficient security required by the lenders under the Operating Facilities for an aggregate minimum principal amount of Ten Million Hong Kong Dollars (HK$10,000,000) for a period of not less than seven (7) years following the Closing.

5.10 Equipment Finance. As soon as practicable, the Company shall procure Convey Advertising to repay all amounts outstanding and discharge all obligations under the Equipment Finance.

5.11 Equity Transfer. The Vendor and Covenantor shall procure that the Equity Transfer is duly completed and all documents required to be filed with or delivered to Governmental Entities shall be so filed or delivered and obtain and complete all approvals, registration and permits for the Equity Transfer pursuant to Clause 3.

5.12 Payment to Vendor. The Company shall procure the payment of an amount up to Eighteen Million Dollars (HK$18,000,000) noted as a payable to the Vendor in the balance sheet of Convey Advertising. When receivables which are due and payable as stated on the May 31 Statements are received by Convey Advertising in any month, such amount shall be paid by Convey Advertising to the Vendor in the following month until the total of such payments equal Eighteen Million Dollars (HK$18,000,000).

5.13 "Convey" Name. As soon as practicable following the Closing, the Vendor and Covenantor shall procure that all companies Controlled by any of them or any of the Mak Principals bearing the name "Convey", "eConvey" or the letters "convey" expressed in that order shall be changed so that there shall be no reference to "convey" in their names.

5.14 Holdings Office. As soon as practicable, the Vendor and Covenantor shall procure the execution and delivery by the tenant to Convey Holdings a sublease of the office premises used by Convey Holdings from WT Finance Limited of the office premises used by it for HK$60,000 per month inclusive of all management fees, rates, utilities, etc. for the remainder of the term under the lease from Artview Properties Limited.

5.15 Management Contracts. As soon as practicable, the Vendor and Covenantor shall procure the execution and delivery of the Management Contracts by the Mak Principals.

5.16 ST Mak's Covenants. As soon as practicable, the Vendor and Covenantor shall procure the execution and delivery a deed or agreement in favour of XFM and the

      Company making representations, covenants and indemnities in substantially the same form as the Principal's Covenants.

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR AND THE COVENANTOR

      The Vendor and the Covenantor hereby jointly and severally represent and warrant and covenant to XFM that the following statements are and will be true and correct as of the date hereof and the Closing Date:

6.1 The Company. In respect of each of the Company, Convey Advertising and Convey Holdings:

      (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of British Virgin Islands (in the case of the Company) and Hong Kong (in the case of Convey Advertising and Convey Holdings), has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its articles of incorporation, bylaws, registers and/or other organizational documents ("COMPANY CHARTER DOCUMENTS") of it, in each case, as amended to the date hereof.

      (b) Corporate Records. Its minute books and corporate records, complete and correct copies of which have been made available to XFM, contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

      (c)   Capital Structure.

            (i) Immediately prior to and following Closing Date its issued share capital will be as set forth in Schedule C and Schedule D, respectively.

            (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

            (iii) None of its shares are beneficial owned or controlled by any
                  Chinese nationals or residents.

      (d) Branches. It does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set forth in Schedule C. Its particulars as set forth in Schedule C are true and accurate in all respects and the percentage of its share capital shown therein as owned or controlled by it is beneficially owned and clear of all Encumbrances. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any Person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

      (e) Authority. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary action of its board of directors. Certified copies of the resolutions adopted by the Company's board of directors approving this Agreement and transactions contemplated hereby and thereby have been provided to XFM.

      (f) Execution. The Company's execution and delivery of this Agreement shall constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

      (g) Compliance with Laws and Other Instruments. It holds, and at all times has held, all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. Except as disclosed in the Disclosure Schedule, there are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

      (h) Corporate Governance. Neither the execution and delivery of nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Company Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

       (i)    Technology and Intellectual Property Rights.

              (i) Schedule E contains a list of the Intellectual Property which includes the following:

                     (A) all patents, domain names, trademarks, trade names, trade dress and service marks, and any applications and registrations for any of the foregoing, that is included in the Owned Intellectual Property;

                     (B) all registered copyrights, and applications for registered copyrights for any Owned Intellectual Property;

                     (C) all material products and services that currently are published and/or offered by the company, or that are currently under development by the company and scheduled to be commercially released or offered within six (6) months of the Closing Date;

                     (D) all material licenses and sublicenses of Owned Intellectual Property;

                     (E) all Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the company) and any sublicenses thereto; and

                     (F) any material obligation of exclusivity, non-competition, non-solicitation, first negotiation or "most favoured nation" or "equally favoured nation" (e.g. obligating the company to provide terms as favourable or more favourable as granted to others) to which the company is subject under any agreement that does not fall within the ambit of (D) or (E) in this paragraph.

              (ii) The company owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by the company or are under development by the company, and all products and/or technology underlying any and all services that have been or currently are offered by the company or are under development by the company is either: (1) owned by the company, (2) in the public domain, or (3) rightfully used by the company pursuant to a valid written license or other agreement.

              (iii) The company is not, as a result of the execution or delivery of this Agreement, nor performance of the Parties' obligations under this Agreements will the company be in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which the company is a party or otherwise bound.

              (iv) The company is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by the company or its successors in the Intellectual Property.

              (v) The company's use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the company or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, moral rights, rights to use likeness, other intellectual property rights, right of privacy, right of publicity or right in personal or other data of any Person. Further, except as set forth in the Disclosure Schedule, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by the company or their licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by the company or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person.


              (vi) No action, suit or proceeding (i) challenging the validity, enforceability, or ownership by the company of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by the company or its licensees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any Person is pending or is threatened by any Person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by the company or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any Person is pending or is threatened by any Person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee.

              (vii) No other party has any security interests in any Intellectual Property.

              (viii) The company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the company whose work product was created by them entirely within the scope of their employment by the company and constitutes work made for hire owned by the company, valid written assignments or licenses of any such work or other rights to the company that are enforceable by the company and has made available true and complete copies of such assignments or licenses to XFM.

              (ix) The company owns all right, title and interest in and to all data the company collect from or discloses about users of its products and services. The company's practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which the company operates.

              (x) No officer, director, stockholder or employee of the company, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

              (xi) The Company has not transferred, assigned, disposed in any manner of any Intellectual Property.

       (j) Financial Statements. There are no liabilities, claims or obligations against the company of any nature in excess of US$5,000, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the May 31 Statements. The latest audited accounts for each of Convey Advertising and Convey Holdings are attached as Schedule S.

       (k) Accounts Receivable. All of the accounts receivable shown in the May 31 Statements as of the Closing Date will have arisen out of bona fide transactions of the company in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31 Statements and net of returns and payment discounts allowable by the company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date.

       (l)    Taxes.

              (i) The company has timely filed (or caused to be filed) all tax returns ("RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("RETURN PERIODS") have been paid or fully accrued up until Closing Date. The company has not requested or been granted any extension of time to file any Return. The Vendor has made available to XFM true and correct copies of all Returns, and all material correspondence with any taxing authority.

              (ii) No deficiencies or adjustments for any tax of the company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where the company does not file Returns that the company is or may be subject to taxation by that jurisdiction. The company is not subject to any pending or threatened tax audit or examination. The company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Returns.

              (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

              (iv) There are no liens for taxes upon the assets of the company except for taxes that are not yet payable. The company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other Person and has timely paid all such amounts withheld to the proper taxing authority.

       (m) Absence of Certain Changes and Events. Since the May 31 Statements and except as expressly provided herein, there has not been:

              (i) any transaction involving more than US$5,000 for a single transaction entered into by the company other than in the ordinary course of business;

              (ii) any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity interest;

              (iii) any termination, modification, or rescission of, or waiver by the company of rights under, any contract having or reasonably likely to have a Material Adverse Change on the business of the company;

              (iv) any discharge or satisfaction by the company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the May 31 Statements and liabilities incurred since the date of the May 31 Statements in the ordinary course of business;

              (v) any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of the assets, tangible or intangible, of the company having or reasonably likely to have a Material Adverse Change on the business of the company;

              (vi) any settlement amount of any claim, dispute, suit, proceeding or investigation regarding the company; or

              (vii) any event or condition resulting in a Material Adverse Change on the business of the company.

       (n)    Leases in Effect; Real Estate.

              (i) All real property leases and subleases to which the company is a party and any amendments or modifications thereof are listed in Schedule F (each a "LEASE" and, collectively, the "LEASES"). The company has a valid leasehold interest under such Leases. There are no existing defaults, and the company has not received or given any written notice of default or claimed default with respect to or received any order, notice, or other notification from any Governmental Entity in respect of any Lease or property related thereto and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by the company is subject to a written lease. The company holds no interest in real property other than the Leases and the Mak Property. All covenants stipulations and conditions affecting the properties under the Leases have been observed and performed and there are no known circumstances which will entitle or require any landlord to exercise any powers of entry or to take possession or which would otherwise restrict or terminate the continued possession or occupation of any of the said properties. The properties which are the subject matters of the Leases and the Mak Properties comprise all the land and premises used or occupied by the Group and all the rights vested in the Group relating to any land and premises at the date hereof and the Group does not require any other real property to carry on all of the business currently carried on by it.

              (ii) Each counterparty to the Leases is the registered owner of the property to which the Lease relates (the collectively the "LEASED REAL PROPERTIES") and there are appurtenant to each Leased Real Property all rights and easements necessary for its exclusive use and enjoyment and Convey Advertising has the absolute right to the use, occupation and enjoyment of the Leased Real Properties.

              (iii) There is no defect in title to any of the Leased Real Properties and, if required by XFM, the Vendor shall, at its sole expense, procure Convey Advertising to deduce good title to XFM in respect of all or any of the Leased Real Properties.

              (iv) The Leased Real Properties and the Owned Real Properties comprise all the land and premises leased, used or occupied by the Group and all the rights vested in the Group relating to any land and premises at the date hereof.

              (v) There are no rights, interests, conditions, reservations, licences, options, encumbrances, exceptions, covenants restrictions stipulations easements or quasi easements, privileges or any other matters or things known to the Vendor and the Covenantor which may adversely affect the company's use of the Leased Real Properties or any part thereof for the purposes of the business and use now being carried on at or in connection with the Leased Real Properties or which are of an onerous or unusual nature or which conflict with the present user and use thereof or any part thereof.

              (vi) There are no disputes or outstanding or expected notices (whether given by the lessor, the incorporated owners, management company, a Governmental Entity or any other Person) affecting the Leased Real Property in all material respects;

              (vii) There are no proposals, orders, acts or things made and done or intended to be made or done by any Governmental Entity or any other competent authority concerning all or any part of any Leased Real Property or which would adversely affect the use or value of the same or any part thereof.

       (o)    Owned Real Property.

              (i) The particulars of the Owned Real Properties shown in Schedule P and Schedule W are true and correct and the parties set out on Schedule P and Schedule W opposite each property is the registered owner of and has good and marketable title to each Owned Real Property which it owns free from any encumbrance with no adverse rights thereon and there are appurtenant to each Owned Real Property all rights and easements necessary for its exclusive use and enjoyment and Convey Advertising has the absolute right to the use, occupation and enjoyment of the Owned Real Property.

              (ii) There is no defect in title to any of the Owned Real Property and, if required by XFM, the Vendor shall, at its sole expense, procure the Convey Advertising to deduce good title to XFM in respect of all or any of the Owned Real Property.

              (iii) There are no rights, interests, conditions, reservations, licences, mortgages, charges, options, encumbrances, exceptions, covenants restrictions stipulations easements or quasi easements, privileges or any other matters or things which may adversely affect the company's use of the Owned Real Property or any part thereof for the purposes of the business now being carried on at or in connection with the Owned Real Property or which are of an onerous or unusual nature or which conflict with the present user thereof or any part thereof or materially affect the value of such Owned Real Property or any part thereof.

              (iv) There are no disputes or outstanding or expected notices (whether given by a lessor, a licensor, a Governmental Entity or any other

                     Person) affecting the Owned Real Property;

              (v) There are no proposals, orders, acts or things made and done or intended to be made or done by any Governmental Entity or any other competent authority concerning all or any part of any Owned Real Property or which would adversely affect the use or value of the same or any part thereof.

       (p) personal Property. The company has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the May 31 Statements, except for acquisitions and dispositions since the date of the May 31 Statements in the ordinary course of business and not exceeding US$1,000.

       (q) Litigation and Other Proceedings. Except as set forth in Schedule Q, none of the company nor any of its past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the company or affecting any properties, assets or capital of the company, nor is there any reasonable basis for any such action, suit, labour dispute, proceeding, investigation or discrimination claim, or, in the case of an individual, from acts in his or her capacity as an officer, director, employee, agent or contractor of the company. Except as set forth in Schedule Q, the company is not a named party to any order, writ, judgment, decree, or injunction.

       (r) No Defaults. Except as set forth in Schedule Q, the company is and has not received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its Company Charter Documents; (ii) any judgment, decree, or order to which the company is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which the company is now a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on the business of the company.

       (s) Material Contracts. Except for the agreements set forth in Schedule G (the "MATERIAL CONTRACTS") the company is not a party to or bound by:

              (i) Any employment contract or arrangement providing for annual salary in excess of US$20,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$20,000;

              (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

              (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

              (iv) Advertising, marketing or distribution agreement, agency agreement, license, sales or service agreement, management or sign display, printing, production, construction, installation or use agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which the company has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

              (v) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, Closing Date, or the consummation of the transactions contemplated;

              (vi) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, the Closing Date or the consummation of the transactions contemplated;

              (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$5,000 or more; or

              (viii) Any contract containing covenants purporting to limit the company's freedom to compete in any line of business in any geographic area.

              All Material Contracts are valid and in full force and effect and the company has not, nor has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or that would not cause a Material Adverse Change to the assets or business of the company. The Vendor and the Covenantor have made available to XFM a copy of each Material Contract specified in Schedule G together with all amendments, material written waivers or other material written changes thereto. All the material contracts as set forth under Schedule G are valid and in full force and effect and the Vendor and Covenantor are not aware of any facts or events which may result in any of the Material Contracts to be terminated or nonrenewable prior to expiry by the relevant parties.

       (t) Assets. The company has legal and beneficial ownership of all assets owned, possessed or used by the company as indicated in the May 31 Statements free and clear of any Encumbrances. No other Person owns any such property and assets which are being used by the company except for the leased property and personal property leased by the company pursuant to the Material Contracts.

       (u) Material Relations. None of the parties to any of the Material Contracts have in any way expressed to the company or the Vendor any intent to reduce the amount of or terminate its business with the company in the future.

       (v) Insurance and Banking Facilities. The company has in place valid and enforceable contracts of insurance to cover third party liability for all signs and billboards with loss payable for any single event not less than HK$20,000,000. Schedule H contains a complete and correct list of (i) all contracts of insurance or indemnity of the company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which the company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all Persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the company with respect to any such contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented. The company has complied with the terms of all insurance contracts or policies.

       (w) Employees. The company has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the company without payment of severance or termination payments or benefits. The company is not a party to any pending or threatened labour dispute concerning the company's business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. The company has complied with in all material aspects all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour. There are no claims pending or threatened to be brought against the company, in any court or administrative agency by any former or current employees of the company. The company has made all required contributions under the applicable laws in respect of wages, salaries, provident and pension funds and other payments and entitlements to all employees, officers and directors and has timely paid all such amounts to the proper Governmental Entity or authority.

      (x) Certain Agreements. Neither the execution and delivery of this Agreement nor the performance of its obligations contained in them will: (i) result in any payment by the company (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of the company under any employee benefit plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      (y) Guarantees and Suretyships. The company has no powers of attorney outstanding and the company has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, or otherwise respecting the obligations or liabilities of any Person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

      (z) Absence of Questionable Payments. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other Persons acting on its behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other Persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

      (aa) Minimum Advertising Signs. Convey Advertising owns, leases, licenses or otherwise has the right to operate such numbers of billboards with the advertising area and in such format and in each area as set forth in Schedule R.

      (ab) Mak Properties. Convey Advertising has valid and subsisting exclusive leases or, at the option of Convey Advertising, licenses for no charge as contemplated under this Agreement to occupy and use the Mak Properties for the erection of signs, billboards, antennas, transmission towers and other fixtures, affix other equipment, display, electrical or electronic apparatus or for any other use whatsoever and the necessary easements and rights of way to access the Mak Properties.

6.2 PRC Group. In respect of the WFOE and Beijing Ad Co (in each case, referred to as the "company" in this Clause 6.2):

      (a) Organization, Standing, and Power. It is a wholly foreign owned enterprise (in the case of the WFOE) and a domestic company (in the case of Beijing Ad Co and its branches) duly organized, validly existing, and in good standing under the laws of the PRC, have all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. The company has made available to XFM complete and correct copies of the company's articles of incorporation ("PRC CHARTER DOCUMENTS"), in each case, as amended to the date hereof.

      (b) Corporate Records. The complete and correct copies of the minute books and corporate records of the company which has been filed with the local authorities including, but not limited to, the Industry and Commerce have been made available to XFM and are materially complete, correct and accurate.

      (c)   Capital Structure.

            (i) Immediately prior to Closing Date, the capital structure of each of the members of the PRC Group shall be as set forth in Schedule C.

            (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which the company is a party or by which the company may be bound obligating to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interest, or obligating the company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The company has no outstanding bonds, debentures, notes or any indebtedness.

            (iii) Convey Nominee is the sole owner of all interests in and to
                  Beijing Ad Co free and clear of all Encumbrances and, except any rights in favour of XFM in this Agreement, no other party has any rights, now existing or contingent, whether or not exercised or claimed and whether or not by exercise of the power of any Governmental Entity, to any interest in the company.

            (iv) the Vendor and the Covenantor do not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement which carries on businesses in competition with the Group.

            (v) The Company does not require the direct or indirect ownership or control of any entity in the PRC other than the WFOE and Convey Nominee and his ownership of Beijing Ad Co to carry on the business of the Group in the PRC as currently carried on by it.

      (d) Branches. Beijing Ad Co does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement. The particulars of the company set forth in Schedule C are true and accurate in all respects and the percentage of the equity interest shown therein as owned or controlled by any party is beneficially owned free from any Encumbrance, save as contained in the Group Structure Agreements. Save as expressly provided in the Group Structure Agreements, there is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any Person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of the company (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in the company).

      (e) Compliance with Laws and Other Instruments. The company holds all material licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations including without limitation the Licences as set forth under Schedule N or the failure to obtain such licenses shall have a Material Adverse Change on the business or assets of the company. Except as set forth in the Disclosure Schedule, The company has duly and promptly performed all requisite inspections including, but not limited to, annual inspections by any Governmental Entity for the lawful conduct of its business and its operation and for it to validly and legally hold all its licenses, permits and authorizations.

      (f) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by the company of its obligations under this Agreement will (i) conflict with or result in any breach of the PRC Charter Documents; (ii) require any Consent by any Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of the company or equity interest in the company under any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which the company is a party.

      (g)   Technology and Intellectual Property Rights.

            (i) Schedule E contains a list of the Intellectual Property which includes the following:

                  (A) all patents, domain names, trademarks, trade names, trade dress and service marks, and any applications and registrations for any of the foregoing, that is included in the Owned Intellectual Property;

                  (B) all registered copyrights, and applications for registered copyrights for any Owned Intellectual Property;

                  (C) all material products and services that currently are published and/or offered by the company, or that are currently under development by the company and scheduled to be commercially released or offered within six (6) months of the Closing Date;

                  (D) all material licenses and sublicenses of Owned Intellectual Property;

                  (E) all Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the company) and any sublicenses thereto; and

                  (F) any material obligation of exclusivity, non-competition, non-solicitation, first negotiation or "most favoured nation" or "equally favoured nation" (e.g. obligating the company to provide terms as favourable or more favourable as granted to others) to which the company is subject under any agreement that does not fall within the ambit of (D) or (E) in this paragraph.

            (ii) The company owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by the company or are under development by the company, and all products and/or technology underlying any and all services that have been or currently are offered by the company or are under development by the company is either: (1) owned by the company, (2) in the public domain, or (3) rightfully used by the company pursuant to a valid written license or other agreement.

            (iii) The company is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by the company or its successors in the Intellectual Property.

            (iv) The company's use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the company or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, moral rights, rights to use likeness, other intellectual property rights, right of privacy, right of publicity or right in personal or other data of any Person. Further, except as set forth in the Disclosure Schedule, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by the company or their licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by the company or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person.

            (v) No action, suit or proceeding (i) challenging the validity, enforceability, or ownership by the company of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by the company or its licensees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any Person is pending or is threatened by any Person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by the company or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any Person is pending or is threatened by any Person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee.

            (vi) No other party has any security interests in any Intellectual Property.

            (vii) The company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the company whose work product was created by them entirely within the scope of their employment by the company and constitutes work made for hire owned by the company, valid written assignments or licenses of any such work or other rights to the company that are enforceable by the company and has made available true and complete copies of such assignments or licenses to XFM.

            (viii)The company owns all right, title and interest in and to all data the company collect from or discloses about users of its products and services. The company's practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which the company operates.

            (ix) No officer, director, stockholder or employee of the company, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

            (x) The company has not transferred, assigned, disposed in any manner of any Intellectual Property.

      (h) Financial Statements. There are no liabilities, claims or obligations against the company of any nature in excess of US$5,000, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the May 31 Statements.

      (i) Accounts Receivable. All of the accounts receivable shown in the May 31 Statements as of the Closing Date will have arisen out of bona fide transactions of the company in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31 Statements and net of returns and payment discounts allowable by the company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within two hundred seventy (270) days of the due date.

      (j)   Taxes.

            (i) The company has timely filed (or caused to be filed) all tax returns ("PRC RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such PRC Returns ("PRC RETURN PERIODS") have been paid or fully accrued up until Closing Date. The company has not requested or been granted any extension of time to file any PRC Return. The Vendor and the Covenantor have made available to XFM true and correct copies of all PRC Returns, and all material correspondence with any taxing authority.

            (ii) No deficiencies or adjustments for any tax of the company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where the company does not file PRC Returns that the company is or may be subject to taxation by that jurisdiction. The company is not subject to any pending or threatened tax audit or examination. The company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or PRC Returns.

            (iii) For the purposes of this Agreement, the terms "tax" and
                  "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

            (iv) There are no liens for taxes upon the assets of the company except for taxes that are not yet payable. The company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other Person and has timely paid all such amounts withheld to the proper taxing authority.

      (k) Absence of Certain Changes and Events. Since the May 31 Statements, there has not been:

            (i) Any transaction involving more than US$5,000 for a single transaction entered into by the company other than in the ordinary course of business;

            (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity interest;

            (iii) Any termination, modification, or rescission of, or waiver by the company of rights under, any contract having or reasonably likely to have a Material Adverse Change on the business of the company;

            (iv) Any discharge or satisfaction by the company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the May 31 Statements and liabilities incurred since the date of the May 31 Statements in the ordinary course of business;

            (v) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of the assets, tangible or intangible, of the company having or reasonably likely to have a Material Adverse Change on the business of the company;

            (vi) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding the company; or

            (vii) Any event or condition resulting in a Material Adverse Change on the business of the company.

      (l) Leases in Effect; Real Estate. All real property leases and subleases to which the company is a party and any amendments or modifications thereof are listed in Schedule F (each a "PRC LEASE" and, collectively, the "PRC LEASES"). The company has a valid leasehold interest under such Leases. There are no existing defaults, and the company has not received or given any written notice of default or claimed default with respect to any PRC Lease and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by the company is subject to a written lease. The company holds no interest in real property other than the PRC Leases.

      (m) Personal Property. The company has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the

            May 31 Statements, except for acquisitions and dispositions since the date of the May 31 Statements in the ordinary course of business and not exceeding US$1,000.

      (n) Litigation and Other Proceedings. None of the company nor any of its past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the company or affecting any properties, assets or capital of the company, nor is there any reasonable basis for any such action, suit, labour dispute, proceeding, investigation or discrimination claim, or, in the case of an individual, from acts in his or her capacity as an officer, director, employee, agent or contractor of the company. The company is not a named party to any order, writ, judgment, decree, or injunction.

      (o) No Defaults. The company is and has not received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its PRC Charter Documents; (ii) any judgment, decree, or order to which the company is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which the company is now a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on the business of the company.

      (p) Material Contracts. Except for the agreements set forth in Schedule G (the "PRC MATERIAL CONTRACTS") the company is not a party to or bound by:

            (i) Any employment contract or arrangement providing for annual salary in excess of US$10,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$10,000;

            (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

            (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

            (iv) Advertising, marketing or distribution agreement, agency agreement, license, sales or service agreement, management or sign display, printing, production, construction, installation or use agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which the company has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

            (vi) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, Closing Date, or the consummation of the transactions contemplated;

            (vi) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, the Closing Date or the consummation of the transactions contemplated;

            (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$5,000 or more; or

            (viii) Any contract containing covenants purporting to limit the company's freedom to compete in any line of business in any geographic area.

            All PRC Material Contracts are valid and in full force and effect and the company has not, nor has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or that would not cause a Material Adverse Change to the assets or business of the company. The Vendor and the Covenantor have made available to XFM a copy of each PRC Material Contract specified in Schedule G together with all amendments, material written waivers or other material written changes thereto. All the PRC Material Contracts are valid and in full force and effect and the Vendor and Covenantor are not aware of any facts or events which may result in any of the PRC Material Contracts to be terminated or not renewable prior to expiry by the relevant parties.

      (q) Assets. The company has legal and beneficial ownership of all assets owned, possessed or used by the company as indicated in the May 31 Statements free and clear of any Encumbrances. No other Person owns any such property and assets which are being used by the company except for the leased property and personal property leased by the company pursuant to the PRC Material Contracts.

      (r) Material Relations. None of the parties to any of the PRC Material Contracts have in any way expressed to any of the company, the Vendor or the Covenantor any intent to reduce the amount of or terminate its business with the company in the future.

      (s) Insurance and Banking Facilities. Schedule H contains a complete and correct list of (i) all contracts of insurance or indemnity of the company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which the company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all Persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the company with respect to any such contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

      (t) Employees. The company has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the company without payment of severance or termination payments or benefits. The company is not a party to any pending or threatened labour dispute concerning the company's business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. The company has complied with in all material aspects all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour. There are no claims pending or threatened to be brought against the company, in any court or administrative agency by any former or current employees of the company. The company has made all required contributions under the laws of the PRC in respect of wages, salaries and other payments to all employees, officers and directors and has timely paid all such amounts to the proper PRC authority.

      (u) Certain Agreements. Neither the execution and delivery of this Agreement nor the performance of its obligations contained in them will: (i) result in any payment by the company (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of the company under any employee benefit plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      (v) Guarantees and Suretyships. The company has no powers of attorney outstanding and the company has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, or otherwise respecting the obligations or liabilities of any Person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

      (w) Absence of Questionable Payments. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other Persons acting on its behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other Persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

6.3   General.

      (a) The Group Structure Agreements. In respect of the parties or Persons under the Control of the Vendor, the Covenantor or both of them:

            (i) each of the Group Structure Agreements has been duly executed by the parties thereto, are in full force and effect and constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles;

            (ii) the execution, delivery and performance of each of the Group Structure Agreements by the parties thereto do not conflict with or violate any existing and publicized law, regulation or governmental order in the PRC;

            (iii) the execution, delivery and performance of each of the Group
                  Structure Agreements by the parties thereto do not and will not require any other consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in the PRC or, if any such consent, approval, authorization, order, action, filing or notification is required, they have been obtained or made or will be obtained or made prior to the Closing Date.

      (b) The Closing Deliverable Agreements. On or before Closing Date, each of the Closing Deliverable Agreements will have been duly executed by the parties thereto and, as at Closing Date, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto enforceable in accordance with their terms at Closing Date.

      (c)   Full Disclosure.

            (i) The Vendor and the Covenantor are not aware of any facts which could materially adversely affect it, any member of the Group, or which are likely in the future to materially adversely affect any of them and which have not been disclosed by or on behalf of the Vendor or the Covenantor in connection with or pursuant to this Agreement.

            (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to XFM pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      (d) Reliance. The representations and warranties are made by the Vendor and Covenantor with the knowledge and expectation that XFM are placing reliance thereon.

6.4   Vendor. In respect of the Vendor:

      (a) Organisation and Qualification. It is a company duly organised and validly existing under the laws of the British Virgin Islands.

      (b) Authorisation and Authority. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

      (c) Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to sell the Company Shares and to execute, deliver and perform this Agreement.

      (d) Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation, except for those violations which will not cause Material Adverse Change to the business or assets of the Group.

      (e) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity,
            (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (f) Investor Representation. The Vendor would be acquiring XFM Shares or ADRs thereof for its own account, not as a nominee or agent and for investment only and not with a view toward or for sale in the United States connection with any distribution thereof, or with any present intention of distributing or selling the XFM Shares or ADRs thereof in the United States. The Vendor understands and acknowledges that the XFM Shares or ADRs thereof are not being registered under the U.S. securities laws, any U.S. state securities laws or otherwise. The Vendor understands that the XFM Shares or ADRs thereof cannot be sold in the United States unless they are subsequently registered under the U.S. securities laws and applicable state securities laws or an exemption from such registration is available. For the avoidance of doubt, the foregoing representations are limited to sales and distributions of XFM Shares or ADRs thereof in the United States and shall not be construed as a representation or restrictive covenants in connection with sales or distributions by the Vendor of XFM Shares or ADRs thereof outside the United States.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF XFM

     XFM hereby represents, warrants and covenants to the Vendor that each of the following statements is true and correct and will be true and correct as of the date hereof and the Closing Date:

7.1 Organisation and Qualification. It is a Person or a legal entity duly organised and validly existing under the laws of the Cayman Islands.

7.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

7.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to purchase the Company Shares and to execute, deliver and perform this Agreement. It has the capacity to pay the Initial Payment and other payment as provided in this Agreement to the Vendor.

7.4 Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

7.5 Corporate Governance. Neither the execution and delivery of this Agreement and Ancillary Agreements nor the performance by it of its obligations under this Agreement and Ancillary Agreements will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

8.   INTENTIONALLY DELETED.

9.   CONDITIONS OF XFM'S OBLIGATIONS TO MAKE THE EARNOUT PAYMENT

     The obligations of XFM under this Agreement to pay the Earnout Payments are subject to the satisfaction or waiver of each of the following:

9.1 Representations and Warranties. All representations and warranties shall be true on and as of the date of payment of the relevant Earnout Payments with the same effect as though such representations and warranties had been made on and at such date.

9.2 Performance. Each of the Vendor and the Covenantor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, the Ancillary Agreements that are required to be performed or complied with by it.

9.3 No Material Adverse Change. There has not occurred any Material Adverse Change in the Group's business, financial condition, assets or operations since the Closing Date.

9.4 Minimum Advertising Signs. The members of the Group own, lease or otherwise have the right to operate such numbers of billboards with such advertising area and in such format in each area as set forth in Schedule R continuously throughout the period of seven (7) years from the Closing Date PROVIDED THAT if Convey Advertising shall not own, lease, license or otherwise have the right to operate any of the signs and billboards set forth in Schedule R (the "LOST BILLBOARD"), the Vendor and Covenantor shall immediately replace the Lost Billboard with another one which generates monthly revenues not less than 75% of that of the average generated by the Lost Billboard in the prior 12 months and with a minimum gross profit margin of 25%.

9.5 Management Contracts and Principals' Covenants. The Persons, particulars of which are set out in Schedule J and Schedule L, respectively, have entered into the Management Agreements and Principals' Covenants with XFM and have not breached any of their obligations specified under the Management Agreements and Principals' Covenants, respectively and the Management Agreements and Principals' Covenants have not been terminated.

9.6 Equity Transfer. The Equity Transfer shall be duly completed and all documents required to be filed with or delivered to Governmental Entities shall be so filed or delivered and obtained and completed all approvals, registration and permits for the Equity Transfer pursuant to Clause 3.

9.7 "Convey" Name. All companies Controlled by any of the Vendor, the Covenantor or any of the Mak Principals bearing the name "Convey", "eConvey" or the letters "convey" expressed in that order shall be changed so that there shall be no reference to "convey" in their names.

9.8 Holdings Office. Convey Holdings shall have entered into a valid enforceable sublease from WT Finance Limited of the office premises used by it for HK$60,000 per month inclusive of all management fees, rates, utilities, etc. for the remainder of the term under the lease from Artview Properties Limited.

9.9 ST Mak's Covenants. ST Mak shall have executed and delivered a deed or agreement in favour of XFM and the Company making representations, covenants and indemnities in substantially the same form as the Principal's Covenants.

10.  INDEMNITY

10.1 Indemnity of XFM. The Vendor and the Covenantor shall jointly and severally indemnify and shall keep indemnified and save harmless XFM, the Nominee or any of their Affiliates from and against any and all losses, claims, damages (including damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by XFM, the Company, the Nominee or any of their Affiliates by reason of, resulting from, in connection with, or arising in any manner whatsoever from the following (collectively, the "LOSSES"):

     (a) the breach by any Person of any warranty, representation or covenant under this Agreement or the Ancillary Agreements or the inaccuracy of any representation given under and subject to this Agreement or the Ancillary Agreements contained or referred to in this Agreement or any Ancillary Agreement provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM;

     (b) the non-fulfilment or breach by any Person of any covenant, undertaking, agreement or other obligation of any member of the Group, any Covenantor or eConvey of the Group Structure Agreements prior to Closing Date;

     (c) save as disclosed in the May 31 Statements and subject to the provisions herein providing for adjustments to Closing, any and all losses, claims, damages liabilities and costs incurred or suffered by any member of the Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of or from any action, inaction or omission prior to Closing Date including, but not limited to, any diminution in the value of the assets of any of the member of the Group and any payment made or required to be made by the member of the Group and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM; or

     (d) any of the matters disclosed to XFM notwithstanding that such matter has been disclosed to XFM hereunder or otherwise;

     (e) the enforcement of any orders, requests, demands or other notices of any Governmental Entity (a "GOVERNMENTAL NOTICE") whether or not such Governmental Notice was issued before or after the Closing Date and whether or not such Governmental Notice is issued in respect of acts or omissions of any member of the Group before or after the Closing Date;

     (f) any litigation by or against any member of the Group, a Mak Principal, any Covenantor or eConvey whether or not such litigation commenced before or after the Closing Date and whether or not the subject matter of such litigation arises from acts or omissions of any member of the Group, any Covenantor or eConvey before or after the Closing Date;

     (g) (i) any Equipment Finance whether or not such Loss was incurred before or after the Closing Date and whether or not the Loss arose from acts or omissions of any member of the Group, any Covenantor or eConvey before or after the Closing Date; or

          (ii) any breach of the Operating Facilities whether such breach occurred before or after the Closing Date and whether or not such breach arose from acts or omissions of any member of the Group, any Covenantor or eConvey before or after the Closing Date.

10.2 Costs. For the purposes of this Clause, "costs" includes reasonable lawyers' and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

10.3 Survival of Warranties and Indemnity. The representations and warranties of the Covenantor and the Vendor in this Agreement and the rights of XFM to indemnification under this Agreement with respect to them shall remain in force and effect for a period of five (5) years following the Payment.

10.4 Third Party Claims. A party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within thirty (30) calendar days after receiving notice from such Indemnified Party that the Indemnified Party reasonably believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

10.5 Settlement of Claims.

     (a) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

10.6 Hold back.

     (a) Upon the timely receipt by the Indemnifying Party of a certificate signed by an officer of the Indemnified Party (an "INDEMNIFICATION CERTIFICATE"): (a) stating (i) that the Indemnified Party has paid, properly accrued or otherwise sustained, a Loss; (ii) or made a reasonable determination in good faith that it will sustain, have to pay, or accrue Loss(es), and (b) specifying in reasonable detail the individual items of Loss(es) included in the amount so stated, the date each such item was sustained, paid, accrued, or the basis for such anticipated Loss, and the nature of the breach of representation, warranty or covenant to which such item is related, the Indemnifying Party shall, subject to the provisions hereof (including, without limitation, Clause 10.6(b), (c), (d) hereof), deliver to the Indemnified Party, in cash, an amount equal to such Loss(es). In case the Indemnified Party is XFM, XFM shall be entitled to holdback and set off the same amount from the 2007 Amount or 2008 Amount ("HOLDBACK AMOUNT").

     (b) If the Indemnifying Party objects in writing to any claim made in an Indemnification Certificate within ten (10) Business Days after delivery of the Indemnification Certificate, both Parties shall attempt in good faith for ten (10) Business Days after delivery of the Indemnifying Party's written objection to agree to the settlement of such claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all such Parties.

     (c) If no such agreement can be reached during such ten (10)-Business Days, either Party may submit the dispute to arbitration under this Agreement.

10.7 Certain Tax Matters. The Vendor and the Covenantor shall jointly and severally indemnify XFM and hold it harmless from and against any loss, claim, liability, expense, or other damage attributable to (i) any and all taxes (or the non-payment thereof) of any member of the Group or the Company or any subsidiary of the Company for all taxable periods ending on or before the Closing Date ("PRE-CLOSING TAX PERIOD"), (ii) all taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the Group (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, and (iii) any and all taxes of any Person (other than any member of the Group) imposed on any member of the Group as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before the Closing. Payment in full of any amount due from the Vendor and/or Covenantor under this Clause 10.7 shall be made to XFM in immediately available funds at least two Business Days before the date payment of the taxes to which such payment relates is due, or, if no tax is payable, within fifteen days after written demand is made for such payment. Notwithstanding the foregoing, (i) XFM shall provide the Vendor and the Covenantor with reasonably prompt written notice of any proposed tax adjustment that may give rise to the Vendor and Covenantor's indemnification obligation hereunder, shall cooperate with the Vendor and Covenantor and permit the Vendor and/or the Covenantor to participate, at their own expense, in the audit or other proceeding. Notwithstanding the preceding sentence, in the event that Vendor and/or Covenantor want to accept a proposed settlement of a tax claim for which they have an indemnity obligation pursuant to this Clause 10.7 (the "TAX SETTLEMENT OPTION") and XFM determines that it prefers to pursue the tax claim further, XFM may pursue the tax claim without the participation of Vendor or the Covenantor PROVIDED THAT in such case the maximum amount of liability of the Vendor and the Covenantor under such tax claim shall not exceed the amount for which they would have been liable if the Tax Settlement Option were accepted.

     In the case of any taxable period that ends on or before the Closing Date (a "STRADDLE PERIOD"), the amount of any taxes based on or measured by income or receipts of the Group or any member thereof for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of other taxes of the Group for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

11.  NON-COMPETITION

11.1 Non Competition. The Vendor and the Covenantor hereby jointly and severally agrees that it, he or she and their respective Affiliates shall not (without the written consent of XFM) during the period from the Closing and until the fifth (5th) anniversary hereof in accordance with the terms thereof (the "NON-COMPETE PERIOD"):

      (a) either on its, his or her own account or through any of their Affiliates, or in conjunction with or on behalf of any other Person, will on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in competition with the businesses carried on by the Group during the Non-Compete Period; and

      (b) either on its, his or her own account or through any of their Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Group any Person for the purpose of carrying on any business in competition with the business carried on by the Group during the Non-Compete Period who is or shall have been at the date of or within twelve (12) months prior to the cessation of employment with the Group a director, officer, legal representative, manager or employee of the Group whether or not such Person would commit a breach of contract by reason of leaving such employment.

11.2. Non-solicitation of Clients. During the Non-Compete Period, the Vendor and the Covenantor shall not other than in connection with his or her employment with and for the benefit of the Group, directly or indirectly, either individually or as a principal, partner, member, manager, agent, employee, employer, consultant, independent contractor, stockholder, joint venturer or investor, or as a director or officer of any corporation, limited liability company, partnership or other entity, or in any other manner or capacity whatsoever,

      (a) solicit or divert or attempt to solicit or divert from the Group any business with any Client;

      (b) solicit or divert or attempt to solicit or divert from the Group any business with any Person or entity who was being solicited as a Client by the Group;

      (c) induce or cause, or attempt to induce or cause, any salesperson, supplier, vendor, representative, independent contractor, broker, agent or other Person transacting business with the Group to terminate or modify such relationship or association or to represent, distribute or sell services or products in competition with services or products of the Group; or

      (d) otherwise provide any services or products to any Client that are or have been provided by the Group.

11.3. Consideration. The covenants of the Vendor and Covenantor in this Clause 11 are entered into in the course of and required for the acquisition of the Group and the payment of the Purchase Price and Earnout and the Covenantor agrees and acknowledges that he has an interest in the purchase and sale contemplated herein.

11.4. Separate Obligations. Each and every obligation under Clauses 11.1 and
      11.2 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clauses 11.1 or 11.2 and any such deletion shall not affect the enforceability of all such parts of Clauses 11.1 and 11.2 as remain not so deleted.

11.5. Reasonableness. While the restrictions contained in Clauses 11.1 and 11.2 are considered by the parties to be reasonable in all the circumstances, all of the parties to this Agreement recognized that restrictions of the nature in question may fail and, accordingly, each party hereby agree and declare that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group and XFM but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective. Each party hereto further acknowledges that the consideration contained in Clause 11.3 is reasonable and adequate.

11.6. Equitable Relief. Each of the Vendor and the Covenantor agrees that XFM's rights under this Clause are special and unique, and that any violation thereof by it, him or her would not be adequately compensated by money damages and there is not an adequate remedy at law for any such violation, and each of the Vendor and the Covenantor hereby grants to any relevant Person the right to specifically enforce (including injunctive relief or analogous proceedings) the terms of this Clause. In any proceeding, in equity or law, the Vendor and the Covenantor specifically waive any defence that there is an adequate remedy at law for any violations of the terms of this Agreement.

12.   INTENTIONALLY DELETED

13.   CONFIDENTIALITY AND NON-DISCLOSURE

13.1 Non-Disclosure of Terms. The terms and conditions of this Agreement and the Ancillary Agreements, including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by the breach of the confidentiality obligations hereunder.

13.2 Press Releases, Etc. Any press release issued by any party hereto or any member of the Group in relation to this Agreement shall be approved in advance in writing by the each Party to this Agreement, whose consent shall not be unreasonably withheld. No other announcement regarding any of the terms set forth in this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Party to this Agreement, whose consent shall not be unreasonably withheld.

13.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the terms set forth in this Agreement to its current or bona fide, employees, bankers, lenders, partners, accountants and attorneys and other professional advisers, in each case only where such Persons or entities are under appropriate non-disclosure obligations.

13.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence or terms of this Agreement or the Ancillary Agreements in contravention of the provisions of this Clause, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. If disclosure is required then to the extent that disclosure of the Ancillary Agreements complies such disclosure requirement then this Agreement shall remain confidential.

13.5 Other Information. The provisions of this Clause shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

14.  MISCELLANEOUS

14.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.2 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

14.3 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the UNCITRAL Arbitration Rules as present in force in the manner set forth in this Clause 14.3:

     (a) The procedures of this Clause 13.3(b) may be initiated by a written notice (a "DISPUTE NOTICE") given by one party (a "CLAIMANT") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute.

          Within twenty (20) days after the other party's (the "RESPONDENT") receipt of the Dispute Notice and accompanying materials, the dispute shall be resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules. All arbitration procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

     (b) The parties shall agree on a single arbitrator to resolve the dispute. If the Parties fail to agree on the designation of an arbitrator within a twenty (20)-day period the Hong Kong International Arbitration Centre shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

     (c) Any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, indirect, incidental, consequential, special, punitive or exemplary damages or diminution in value; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in a court.

     (d) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

     (e) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     (f) Each party shall bear its own expenses incurred in any arbitration or litigation, but any expenses related to the compensation and the costs of the arbitrator shall be borne equally by the parties to the dispute.

     (g) If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorney's fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered in connection therewith.

14.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set forth on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

14.7 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

14.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

14.9 Language. This Agreement shall be executed in English.

                     NEXT PAGE IS THE FIRST EXECUTION PAGE

                                    EXECUTION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written



THE PURCHASER


For and on behalf of XINHUA FINANCE MEDIA LIMITED
By:



             /s/ Fredy Bush
----------------------------------------------------

Name :       FREDY BUSH
Title :      Chief Executive Officer
Address of XFM :   Suite 2003-4 Vicwood Plaza
                   199 Des Voeux Road Central
                   Hong Kong

Telephone :
Facsimile :  852-2541-8266

THE VENDOR

For and on behalf of PARIYA HOLDINGS LIMITED
By:


               /s/ Wong Siu Wa


Name :         WONG SIU WA

Title :        Director

Address :      Room 402-404, 4/F., Allied Kajiam Building,
               138 Gloucester Road, Hong Kong

Telephone :    (852) 6832-9089 / (86) 138-2362-3899

Facsimile :    (852) 2511-2872



THE COMPANY

For and on behalf of GOOD SPEED HOLDINGS LIMITED
By:


               /s/ Wong Siu Wa


Name :         WONG SIU WA

Title :        Director

Address :      Room 402-404, 4/F., Allied Kajiam Building,
               138 Gloucester Road, Hong Kong

Telephone :    (852) 6832-9089 / (86) 138-2362-3899

Facsimile :    (852) 2511-2872

THE COVENANTOR


By WONG SIU WA


     /s/ Wong Siu Wa

WONG SIU WA

Address :      Room 402-404, 4/F., Allied Kajiam Building,
               138 Gloucester Road, Hong Kong

Telephone :    (852) 6832-9089 / (86) 138-2362-3899

Facsimile :    (852) 2511-2872

                                   SCHEDULE A

                            DETAILS OF COMPANY SHARES

PURCHASER                VENDOR                            NO. OF COMPANY SHARES

XFM                      Pariya Holdings Limited                     1


                                   SCHEDULE B

                           GROUP STRUCTURE AGREEMENTS

1.     Loan Agreement to be signed by Nominee and WFOE.

2. Equity Pledge Agreement to be entered into amongst Nominee, Beijing Ad Co and WFOE and representing pledge of 100% of equity interest in Beijing Ad Co by Nominee in favour of WFOE.

3. Capital Contribution Certificate and Shareholders' Registry to be issued to Nominee.

4. Exclusive Equity Purchase Option Agreement to be entered into by and among Nominee, Beijing Ad Co and WFOE.

5.     Equity transfer agreement signed in blank by Nominee.

6.     Authorisation letter signed in blank by Nominee.

7. Subrogation Agreement to be entered into amongst Nominee, WFOE and Beijing Ad Co.

8. Authorisation letter signed in blank by Nominee approving appointment of attorney.

9. Letter of resignation to be signed in blank by Nominee for acting as executive director of Beijing Ad Co.

10.    Appointment Letter to be signed in blank by Nominee designed by XFM.

                                   SCHEDULE C

   CORPORATE DETAILS OF THE GROUP AS AT THE DATE OF SIGNING OF THIS AGREEMENT

                                   SCHEDULE D

        CORPORATE DETAILS OF THE GROUP IMMEDIATELY FOLLOWING CLOSING DATE

                                   SCHEDULE E

                              INTELLECTUAL PROPERTY

PATENTS

NAME OF            TITLE OF INVENTION    PLACE OF         PATENT           APPLICATION      TERM OF SHORT
-------            ------------------    --------         ------           -----------      -------------
PROPRIETOR                               REGISTRATION     NUMBER           NUMBER           TERM PATENT
----------                               ------------     ------           ------           -----------
Convey             A Device for          Hong Kong        HK 1033631       01101867.7       Eight years
Advertising        Handling Cloth                                                           commencing on
Company            (Paper)                                                                  15 March 2001
Limited


TRADEMARKS

REGISTERED         TRADEMARK             PLACE OF         CLASS           REGISTRATION     DURATION OF
----------         ---------             --------         -----           ------------     -----------
OWNER                                    REGISTRATION                     NUMBER           VALIDITY
-----                                    ------------                     ------           --------
Convey             CONVEY GROUP          Hong Kong        35              2003B10724       22-05-2002 to
Advertising        [Logo of                                                                21-05-2009
Company            CONVEY
Limited            GROUP]

Convey             econvey               Hong Kong        35              2003B10724       22-05-2002 to
Advertising        [Logo of                                                                21-05-2009
Company            econvey]
Limited

                                   SCHEDULE F

                                     LEASES


This is a list of leases.

                                   SCHEDULE G

                               MATERIAL CONTRACTS


This is a list of material contracts.

                                   SCHEDULE H

                               INSURANCE AND BANK

                                   SCHEDULE I

                           FORM OF MANAGEMENT CONTRACT

                                   SCHEDULE J

              LIST OF MANAGEMENT ENTERING INTO MANAGEMENT CONTRACT

(1)    WONG Siu Wa

(2)    MAK Siu Tong

(3)    MAK Goldman

(4)    MAK Wing Sze

(5)    MAK Raymond

(6)    MA Wing Kui

                                   SCHEDULE K

                         FORM OF COVENANTOR'S AGREEMENT

                                   SCHEDULE L

             LIST OF PERSONNEL ENTERING INTO COVENANTOR'S AGREEMENT

(1)  Wong Siu Wa

(2)  MAK Siu Tong

(3)  MAK Goldman

(4)  MAK Wing Sze

(5)  MAK Raymond

(6)  MA Wing Kui

                                   SCHEDULE M

                            EQUITY TRANSFER DOCUMENTS

1. Shareholders' Resolution of Beijing Ad Co approving the transfer of Equity Interests in Beijing Ad Co, change of executive director and legal representative and amendment to the Articles of Association;

2. Agreement on Transfer of Equity Interests in Beijing Ad from Convey Nominee to Nominee;

3. Shareholders' Resolution of Beijing Ad Co approving the new executive director and legal representative, the amendment of the Articles of Association and the registration of the same, etc;

4.   Acknowledgement of receipt of RMB1,000,000 from Convey Nominee to Nominee;
     and

5.   Amended Articles of Association of Beijing Ad Co.

                                   SCHEDULE N

LICENSES/ CONSENTS

NIL

                                   SCHEDULE O

                                MAY 31 STATEMENTS

                                   SCHEDULE P

                              OWNED REAL PROPERTY

                                      NIL

                                   SCHEDULE Q

                                   LITIGATION

                                   SCHEDULE R

                                      SIGNS

Refer to Hong Kong Sign Leases under Schedule F.

                                   SCHEDULE S

           AUDITED ACCOUNTS OF CONVEY ADVERTISING AND CONVEY HOLDINGS

                                   SCHEDULE T

                                LIST OF CLIENTS

                                   SCHEDULE U

                         PROFORMA CLOSING BALANCE SHEET

                                   SCHEDULE V

                 MAK'S PROPERTIES & FIXED MONTHLY RENTAL CHARGE